For More Information
Investor Contacts:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports Fourth Quarter and
Fiscal Year 2006 Results
Quarterly Net Sales of $197.0 Million; Gross Profit of $33.5 Million
Yearly Net Sales of $707.4 Million; Gross Profit of $126.6 Million

FREMONT, CA – September 28, 2006 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the fourth quarter and fiscal year 2006.

Fourth Quarter 2006 Highlights:

•	Net Sales of $197.0 Million, up 39% from Q4 FY2005

•	Gross Profit of $33.5 Million, up 12% from Q4 FY2005

•	GAAP diluted EPS of $0.25

•	Non-GAAP diluted EPS of $0.19

Fiscal Year 2006 Financial Highlights:

•	Net Sales of $707.4 Million, up 16% from FY2005

•	Gross Profit of $126.6 Million, up 25% from FY2005

•	GAAP diluted EPS of $0.55

•	Non-GAAP diluted EPS of $0.68

Net sales for the fourth quarter of fiscal 2006 were $197.0 million, compared to $188.5 million for the third quarter of fiscal 2006, and $141.6 million for the fourth quarter of fiscal 2005. Net sales for the fiscal year ended August 25, 2006 were $707.4 million, compared to $607.3 million for fiscal year 2005.

Gross profit for the fourth quarter of fiscal 2006 was $33.5 million, compared to $32.7 million for the third quarter of fiscal 2006, and up 12% from $29.8 million for the fourth quarter of fiscal 2005. Gross profit for fiscal year 2006 totaled $126.6 million, 25% higher than gross profit of $101.3 million for fiscal 2005.

GAAP net income for the fourth quarter of fiscal 2006 was $15.7 million, or $0.25 per diluted share, compared to net income of $6.5 million, or $0.10 per diluted share for the third quarter of fiscal 2006, and $8.6 million, or $0.16 per diluted share for the fourth quarter of fiscal 2005. For fiscal year 2006, SMART reported GAAP net income of $32.3 million, or $0.55 per diluted share, compared to $26.2 million, or $0.49 per diluted share for fiscal year 2005.

Non-GAAP net income for the fourth quarter of fiscal 2006 was $11.9 million, or $0.19 per diluted share, compared to $10.4 million, or $0.16 per diluted share, for the third quarter of fiscal 2006, and $8.6 million, or $0.16 per diluted share, for the fourth quarter of fiscal 2005. For fiscal 2006, non-GAAP net income was $40.2 million, or $0.68 per diluted share, compared to $26.9 million, or $0.50 per diluted share for fiscal 2005. For the fourth quarter of fiscal 2006, non-GAAP financial results have been adjusted to exclude a $3.8 million tax benefit due to a deferred tax assets’ valuation allowance release. For fiscal year 2006, non-GAAP financial results have also been adjusted to exclude $1.9 million (same, net of taxes) of other income due to a change in accounting treatment for our interest rate swaps, a $5.9 million (same, net of taxes) charge related to the redemption of $43.8 million aggregate principal amount of our senior secured floating rate notes, as well as a $9.0 million charge ($7.7 million, net of taxes) to terminate annual fees payable under certain advisory service agreements. Please refer to the “Non-GAAP Information” below for further detail.

SMART ended the fourth quarter and fiscal year with $85.6 million in cash and cash equivalents.

“We successfully closed fiscal year 2006 delivering strong financial results, demonstrated in part by growing gross profit 25% year over year,” stated Iain MacKenzie, President and CEO of SMART. “We continue to gain traction as a market leader in high-end OEM-focused memory modules and embedded systems and display products, through our global manufacturing footprint and product and technology expertise. The strong demand for our memory products and engineering expertise has enabled us to drive growth in new markets and expand our technology and product offerings. We are pleased with the progress of our business diversification initiatives.”

Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the first quarter of fiscal 2007, SMART estimates net sales will be in the range of $200 to $210 million, gross profit will be in the range of $35 to $37 million, GAAP diluted net income per share will be in the range of $0.19 to $0.20, and the shares used in computing diluted net income per ordinary share will be in the range of 63.3 to 63.8 million. SMART currently expects fiscal 2007 GAAP diluted net income per share will be in the range of $0.80 to $0.85 per share.

Conference Call Details

SMART’s fourth quarter and fiscal 2006 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, September 28, 2006. The call may be accessed US toll free by calling (888) 552-9483 or US toll by calling (210) 234-0003. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, October 13, 2006, by dialing (866) 380-8120. Callers outside the U.S. and Canada may access the replay by dialing (203) 369-0352.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, memory IC packaging and other production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including non-GAAP net income and non-GAAP diluted net income per ordinary share.  Non-GAAP financial results do not include restructuring costs, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

(Unaudited)
(In thousands)

	Three Months		Three Months
	Ended	Three Months	Ended	Year Ended	Year Ended
	August 31,	Ended	August 31,	August 31,	August 31,
	2006	May 31, 2006	2005	2006	2005
Net income	$15,721	$6,456	$8,645	$32,306	$26,196

Add:
Tax benefit from deferred tax assets’ valuation allowance release, net of tax	(3,776)	—	—	(3,776)	—
Other income due to change in accounting treatment for interest rate swaps, net of tax	—	(1,879)	—	(1,879)	—
Notes redemption charge, net of tax	—	5,864	—	5,864	—
One-time charge to terminate advisory service fees, net of tax	—	—	—	7,667	—
Restructuring and impairment costs, net of tax	—	—	—	—	676

Non-GAAP net income	$11,945	$10,441	$8,645	$40,182	$26,872

Shares used in computing diluted net income per ordinary share	63,308	63,444	53,708	59,189	53,531

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure and network processing applications. SMART’s Display Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

-Tables to Follow-

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended	Three Months Ended	Year Ended	Year Ended
	August 31,	August 31,	August 31,	August 31,
	2006	2005	2006	2005
	(In thousands, except per share data)
Net sales	$196,953	$141,608	$707,406	$607,299
Cost of sales*	163,476	111,805	580,835	505,983

Gross profit	33,477	29,803	126,571	101,316

Research and development	3,992	2,772	15,545	9,697
Selling, general and administrative	14,959	13,200	54,917	46,636
Advisory service agreements’ fees	—	713	10,303	2,588
Restructuring and impairment costs	—	—	—	880

Total operating expenses*	18,951	16,685	80,765	59,801

Income from operations	14,526	13,118	45,806	41,515

Interest expense, net	(1,703)	(2,717)	(15,153)	(6,998)
Other income, net	191	25	2,567	481

Total other expense, net	(1,512)	(2,692)	(12,586)	(6,517)

Income before provision (benefit) for income taxes	13,014	10,426	33,220	34,998
Provision (benefit) for income taxes	(2,707)	1,781	914	8,802

Net income	$15,721	$8,645	$32,306	$26,196

Net income per ordinary share, basic	$0.27	$0.18	$0.60	$0.54

Shares used in computing basic net income per ordinary share	58,416	48,872	54,265	48,872

Net income per ordinary share, diluted	$0.25	$0.16	$0.55	$0.49

Shares used in computing diluted net income per ordinary share	63,308	53,708	59,189	53,531

______________
* Stock-based compensation by category:
Cost of sales	$69	$—	$191	$—
Research and development	195	—	578	—
Selling, general and administrative	335	—	1,216	—

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 31,	August 31,
	2006	2005
	(In thousands)
ASSETS
Cash and cash equivalents	$85,620	$75,970
Short term investments	—	5,071
Accounts receivable, net of allowances of $2,592 and $2,629 as of August 31, 2006 and August 31, 2005, respectively	208,652	144,760
Inventories	65,902	53,122
Prepaid expenses and other current assets	17,531	9,459

Total current assets	377,705	288,382
Property and equipment, net	25,971	11,309
Goodwill	3,187	2,248
Intangible assets, net	—	9,142
Other non-current assets	19,593	9,980

Total assets	$426,456	$321,061

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$169,349	$125,305
Accrued expenses and other current liabilities	27,325	29,912
Advance from customer	—	1,000

Total current liabilities	196,674	156,217
Long-term debt	81,250	125,000
Other long-term liabilities	1,637	961

Total liabilities	279,561	282,178

Shareholders’ equity:
Ordinary shares	10	8
Additional paid-in capital	85,251	9,490
Deferred stock-based compensation	(555)	(1,126)
Accumulated other comprehensive income	272	900
Retained earnings	61,917	29,611

Total shareholders’ equity	146,895	38,883

Total liabilities and shareholders’ equity	$426,456	$321,061

END